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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): June 30, 1997
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                          PRO TECH COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)


      Florida                           000-28602            59-3281593
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(State or other juris-               (Commission File    (I.R.S. Employer
diction of incorporation)                 Number)        Identification No.)


 3311 Industrial 25th Street, Fort Pierce, Florida                      34946
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (561) 464-5100
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         KPMG Peat Marwick LLP (the "Accountants"), the Registrant's independent public accountants, were dismissed by the Registrant on June 30, 1997. The decision to dismiss the Accountants was made by the Board of Directors of the Registrant.

         The Accountants' report on the Registrant's financial statements for each of the fiscal years ended October 31, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.


         During the Registrant's fiscal years ended October 31, 1995 and 1996 and the interim period preceding the dismissal, there were no disagreements with the Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Accountants, would have caused the Accountants to make a reference to the subject matter of the disagreements in connection with its reports.

         The Registrant has authorized the Accountants to respond fully to the inquiries of any successor accountant concerning the subject matter described in the foregoing paragraph.

         On June 30, 1997, the Registrant engaged the firm of Morgan, Jacoby, Thurn & Associates, P.A. ("MJT") as its new independent accountants. During the fiscal years ended October 31, 1995 and 1996 through June 30, 1997, the Registrant did not consult with MJT concerning the matters set forth in Regulation S-B, Item 304(a)(2).


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 1 - Letter of KPMG Peat Marwick LLP





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PRO TECH COMMUNICATIONS, INC.
                                         (Registrant)



Date: June 30, 1997                       By: /s/ Keith Larkin
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                                              Keith Larkin, President
                                              and Chief Executive Officer










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